Exhibit 10.3

MASTER LOAN SALE AGREEMENT

by and between

STEPSTONE PRIVATE CREDIT FUND LLC,

as the Seller,

and

STEPSTONE CLO 2025-I LLC,

as the Issuer

Dated as of September 17, 2025

i

TABLE OF CONTENTS

(continued)

ii

THIS MASTER LOAN SALE AGREEMENT, dated as of September 17, 2025 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between StepStone Private Credit Fund LLC., a Delaware limited company (together with its successors and assigns in such capacity, the “Seller”), and StepStone CLO 2025-I LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Issuer”).

PREAMBLE

WHEREAS, the Issuer desires to acquire from time to time certain Collateral Obligations, together with certain related property, as more fully described as the “Assets” in the Indenture, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Indenture”), by and between the Issuer, and UMB Bank, National Association, as the Trustee; and

WHEREAS, it is a condition to the Issuer’s acquisition of the Collateral Obligations from the Seller that the Seller make certain representations, warranties and covenants regarding the Conveyed Assets transferred pursuant to this Agreement for the benefit of the Issuer.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Indenture. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Agreement”: The meaning specified in the introductory paragraph of this Agreement.

“Conveyed Assets”: Collectively, the Collateral Obligations, including the Closing Date Participations and the Seller’s right to request the Warehouse Borrowers to enter into the Master Participation Agreement in respect of the Closing Date Participations, together with any related property more fully described as the “Assets” in the Indenture, which the Issuer is purchasing from (i) the Seller hereunder and (ii) the Warehouse Borrowers under the Master Participation Agreement.

“Indemnified Party”: The meaning specified in Section 6.1.

“Indenture”: The meaning specified in the preamble to this Agreement.

“Initial Conveyed Assets”: The meaning specified in Section 2.1(a).

“Issuer”: The meaning set forth in the introductory paragraph of this Agreement.

“Repurchase and Substitution Limit”: The meaning specified in Section 7.3.

“Seller”: The meaning set forth in the introductory paragraph of this Agreement.

“Transfer Date”: The date of transfer of any Conveyed Assets hereunder.

Section 1.2 Other Terms.

The interpretive provisions contained in Section 1.2 and Section 1.3 of the Indenture are hereby incorporated by reference herein.

ARTICLE II

TRANSFER OF THE CONVEYED ASSETS

Section 2.1 Transfer of the Conveyed Assets.

(a) On the date hereof, the Seller hereby sells, conveys and transfers to the Issuer all of the Seller’s right, title and interest in, to and under the Conveyed Assets listed on Schedule 1 hereto (the “Initial Conveyed Assets”) for the purchase price equal to the aggregate fair market value thereof as reasonably determined by the Collateral Manager. The Conveyed Assets to be acquired by the Issuer on the Closing Date will be transferred to the Issuer from the Seller in exchange for cash from the net proceeds of the sale of the Notes sold to investors on the Closing Date. For the avoidance of doubt, with respect to each Conveyed Asset, the Issuer shall acquire all rights to payments thereon that accrue on and after the Transfer Date. The Issuer shall not acquire any rights to interest payments thereon that, as of the Transfer Date, are accrued but unpaid with respect to the period to but excluding the Transfer Date.

(b) Each of the Seller and the Issuer agrees and acknowledges that the Issuer may, as permitted hereunder and under the Indenture, acquire from the Seller additional Conveyed Assets, and may acquire substitute Conveyed Assets as set forth in Section 2.3 and the Indenture, for a purchase price determined by the Collateral Manager based on its internal credit review process and equal to the fair market value thereof on the date of acquisition thereof as reasonably determined by the Collateral Manager. To the extent the fair market value of such Conveyed Assets exceeds the amount of cash received by the Seller, such amount will be deemed a contribution to the Issuer by the Seller. The Conveyed Assets will be acquired, in each case, pursuant to this Agreement, the Master Participation Agreement (in the case of the Closing Date Participations) and one or more assignment agreements in the form specified in, or permitted by, the applicable Underlying Document having an effective date as specified in such assignment agreement without further amendment hereof. Upon the conveyance or substitution of any Conveyed Assets, the Issuer shall update Schedule 1 hereto. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Conveyed Assets are sold and transferred thereby. The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Issuer or any assignee of the Issuer (including the Trustee for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Collateral Obligation.

(c) Reserved.

(d) Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Issuer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors. Each of the Seller and the Issuer agrees that the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Issuer and the Trustee. The parties hereto acknowledge and agree that the Trustee for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants.

(e) Each of the Seller and the Issuer intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Issuer, pursuant to this Agreement, in each and every case is intended to be, is and shall be treated for all purposes as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any bankruptcy, reorganization, insolvency or similar laws. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Issuer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Issuer a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created) and all proceeds thereof. For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Issuer to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Issuer.

(f) If any such transfer of Conveyed Assets by the Seller to the Issuer is deemed to be the mere granting of a security interest to secure a financing, the Issuer may, to secure the Issuer’s obligations under the Indenture, repledge and reassign to the Trustee for the benefit of the Secured Parties (i) all or a portion of the Conveyed Assets pledged to the Issuer by the Seller and with respect to which the Issuer has not released its security interest at the time of such pledge and assignment and (ii) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Issuer of its rights under any agreement with the Seller, and without further notice to or acknowledgment from the Seller. The Seller hereby authorizes the Issuer to file or cause to be filed, and the Issuer shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Issuer pursuant to Section 2.1(e), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Issuer as secured party and the Trustee as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

Section 2.2 Conveyance of Conveyed Assets.

(a) On or after the transfer of any Conveyed Assets by the Seller to the Issuer, (i) the Seller shall transfer to the Collection Account all Principal Proceeds and Interest Proceeds received by the Seller with respect to such Conveyed Assets on and after the applicable Transfer Date and (ii) the Seller shall, at its own expense, not later than the applicable Transfer Date, indicate in its records that ownership of the Conveyed Assets has been conveyed to the Issuer pursuant to this Agreement.

(b) As and when permitted by the Indenture, and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Indenture with respect to the acquisition of Collateral Obligations, including the Closing Date Participations, the Seller may at its option (but shall not be obligated to except as the Seller may otherwise agree with the Issuer), as the Seller may agree with the Issuer, sell, convey and transfer to the Issuer all the right, title and interest of the Seller in and to the Conveyed Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein.

Section 2.3 Optional Substitution of Collateral Obligations.

(a) Subject to any applicable provisions of Sections 12.3 and 12.4 of the Indenture, this Section 2.3 and the Repurchase and Substitution Limit, with respect to any Collateral Obligation as to which a Substitution Event has occurred, the Seller may (but shall not be obligated to) with the consent of the Collateral Manager on behalf of the Issuer in its sole discretion, prior to the expiration of the Substitution Period, (i) deposit into the Principal Collection Subaccount the purchase price determined pursuant to Section 2.1(b) for such Collateral Obligation and then convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof or (ii) convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation.

(b) With respect to any Collateral Obligations to be conveyed to the Issuer by the Seller in connection with any substitution as described in this Section 2.3, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse other than as expressly provided herein (and the Issuer shall purchase through cash payment and/or by exchange of one or more related Collateral Obligations released by the Issuer to the Seller on the related Transfer Date).

(c) The Seller shall execute and deliver to the Issuer and the Trustee an assignment agreement with respect to each Collateral Obligation sold and/or exchanged by the Seller to the Issuer in connection with a substitution and shall cooperate with the Issuer (or the Collateral Manager on behalf of the Issuer) so that it may satisfy its obligations with respect to any substitution of Collateral Obligation pursuant to the Indenture.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each transfer of Conveyed Assets is deemed to make, the following representations and warranties, on which the Issuer will rely in acquiring any Collateral Obligation on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Trustee, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Issuer entering into the Transaction Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller for the benefit of the Issuer and the Trustee, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the applicable Transfer Date, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Issuer hereunder.

Section 3.1 Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Issuer as of the date hereof and as of each Transfer Date that:

(a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Seller is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to so qualify or have such qualifications, licenses and approvals could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement, and (b) carry out the terms of this Agreement, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of this Agreement and the transfer and assignment of an ownership and security interest in the Conveyed Assets on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms thereof (including, without limitation, the use of the proceeds from the sale of the Conveyed Assets) will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Seller or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law, rule or regulation binding on the Seller except, in the case of clause (i), where such conflicts, breaches or violations would not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any governmental authority (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any governmental authority (if any) required for the due execution, delivery and performance by the Seller of this Agreement have been obtained, except where the failure to so obtain would not reasonably be expected to have a material adverse effect on the Seller’s ability to perform its obligations hereunder.

(h) Solvency. The Seller, at the time of and after giving effect to each conveyance of Conveyed Assets hereunder, is solvent and is not aware of any pending insolvency.

(i) Location. The Seller’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Seller has not changed its location within the four (4) months preceding the Closing Date.

(j) Legal Name. The Seller’s exact name as of the Closing Date is StepStone Private Credit Fund LLC. As of the Closing Date, the Seller has not had any prior legal names.

(k) Security Interest.

(i) In the event that the transfer by the Seller to the Issuer of any Conveyed Assets is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Issuer a valid and continuing security interest (as defined in the UCC) in all of the right, title and interest of the Seller in, to and under such Conveyed Assets, which security interest is perfected and is prior to all other liens (other than Permitted Liens), and is enforceable as such against all creditors of and purchasers from the Issuer.

(ii) Each Collateral Obligation conveyed hereunder constitutes or is evidenced by a Financial Asset, an Instrument, a Certificated Security or a general intangible (as defined in the UCC).

(iii) The Seller owns the Conveyed Assets being conveyed hereunder, free and clear of any lien, claim or encumbrance of any Person (other than Permitted Liens and any security interest therein which will be released contemporaneously with the conveyance of such Conveyed Assets hereunder).

(iv) The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Conveyed Assets granted to the Issuer under this Agreement to the extent perfection can be achieved by filing a financing statement.

(v) Other than the conveyance to the Issuer and the security interest granted to the Issuer pursuant to this Agreement (and any security interest therein which will be released contemporaneously with the conveyance of such Conveyed Assets hereunder), the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Conveyed Assets. The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering such Conveyed Assets other than (1) any financing statement relating to the security interest Granted to the Issuer under this Agreement or the Master Participation Agreement, and (2) any financing statement that has been terminated in its entirety or, if necessary, amended to release such Conveyed Assets. The Seller is not aware of the filing of any judgment, employee benefit or tax lien filings against it.

(l) Value Given. The Seller has received reasonably equivalent value from the Issuer in consideration for the transfer to the Issuer of the Conveyed Assets, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(m) Sale Treatment; Accounting. Other than for tax and accounting purposes, the Seller accounts for the sale, conveyance and transfer of each Collateral Obligation hereunder as a sale for legal purposes on its books, records and financial statements, in each case consistent with the requirements set forth herein.

(n) Investment Company Act. The Seller is not an “investment company” within the meaning of, and is not subject to regulation under, the 1940 Act.

Section 3.2 Representations and Warranties Regarding the Collateral Obligations.

The Seller hereby represents to the Issuer that each Collateral Obligation conveyed hereunder, as of the applicable Transfer Date for such Collateral Obligation, satisfies the definition of “Collateral Obligation” under the Indenture.

Section 3.3 Representations and Warranties of the Issuer.

By its execution of this Agreement, the Issuer hereby represents to the Seller, the Collateral Manager and to the Trustee for the benefit of the Secured Parties as of the date hereof and as of each Transfer Date that:

(a) Organization and Good Standing. The Issuer has been duly organized, is duly qualified to do business and is validly existing as a limited liability company in good standing under the laws of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Issuer has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Issuer (i) has all necessary company power, authority and legal right to (a) execute and deliver this Agreement and all other documents and agreements contemplated hereby, and (b) carry out the terms of this Agreement and all other documents and agreements contemplated hereby, and (ii) has duly authorized by all necessary company action, the execution, delivery and performance of each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Issuer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as enforcement of such terms may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a suit at law or in equity).

(e) Authorizations. All authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings which are required to be obtained by the Issuer under any applicable law which are material to (i) the conduct of its business, (ii) the ownership, use, operation or maintenance of its properties or (iii) the performance by the Issuer of its obligations under or in connection with this Agreement, have been received and all such authorizations, licenses, permits, certificates, franchises, consents, approvals and undertakings are in full force and effect.

(f) No Violations. The consummation of the transactions contemplated by this Agreement and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Issuer or any contractual obligation of the Issuer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any the Issuer’s properties pursuant to the terms of any such contractual obligation, other than as specifically set forth in the Indenture, or (iii) violate any applicable law, rule or regulation binding on the Issuer.

(g) Litigation. There is no litigation, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer, before any governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(h) Sale Treatment. Other than for tax and accounting purposes, the Issuer treats the acquisition of the Conveyed Assets from the Seller for all purposes as a purchase by the Issuer from the Seller on all of its relevant books and records.

ARTICLE IV

PERFECTION OF TRANSFER

AND PROTECTION OF SECURITY INTERESTS

Section 4.1 Custody of Collateral Obligations.

With respect to each Collateral Obligation transferred hereunder as part of the Conveyed Assets, the Seller will deliver such documents to, and otherwise cooperate with, the Issuer and the Collateral Manager in order to permit the Issuer to comply with its obligations under Section 3.3 of the Indenture.

Section 4.2 Filing.

Each of the Seller and the Issuer hereby authorizes the Collateral Manager and the Trustee to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager or the Trustee may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3 Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller shall file such amendments as may be required to preserve and protect the Issuer’s and the Trustee’s respective interests in the Conveyed Assets.

Section 4.4 Sale Treatment.

Other than for tax and accounting purposes, the Seller and the Issuer shall treat the transfer of Conveyed Assets made hereunder for all purposes as a sale by the Seller to the Issuer and a purchase by the Issuer from the Seller, as applicable, on all of its relevant books and records.

ARTICLE V

COVENANTS

Section 5.1 Covenants of the Seller.

The Seller makes the following covenants, on which the Issuer will rely in acquiring any Conveyed Assets on any applicable Transfer Date:

(a) Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b) Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than any Permitted Lien) on any Conveyed Assets. Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Issuer and the Trustee of the existence of any Lien on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Issuer in, to and under the Conveyed Assets against all claims of third parties; provided that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Issuer granted by the Seller hereunder in all Conveyed Assets which have not been released pursuant to the Indenture.

(c) Location. The Seller shall not move its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Issuer and the Trustee.

(d) Merger or Consolidation of the Seller.

(i) Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Seller is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Seller shall be the successor to the Seller hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii) Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.1(d), the Seller shall provide the Trustee and the Issuer notice of such merger, consolidation or transfer of substantially all of the assets and business within 30 days after completion of the same.

(e) Collections. All Interest Proceeds and Principal Proceeds received by the Seller with respect to the Conveyed Assets transferred hereunder shall be deposited into the Collection Account within two Business Days after receipt and, pending such deposit, shall be held in trust for the benefit of the Trustee for the benefit of the Secured Parties.

ARTICLE VI

INDEMNIFICATION BY THE SELLER

Section 6.1 Indemnification.

(a) Without limiting any other rights that any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Issuer and its assigns and officers, directors, members, managers, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted by the Seller or any third party against such Indemnified Party or any of them arising out of or as a result of any fraud, willful misconduct or bad faith committed by the Seller in connection with this Agreement, excluding, however, any Indemnified Amounts to the extent resulting from (1) gross negligence or willful misconduct on the part of any Indemnified Party (or resulting from negligence on the part of the Trustee under circumstances in which the Trustee is subject to a negligence standard under the Indenture) and (2) Collateral Obligations that are uncollectible due to the Obligor’s financial inability to pay.

(b) If the Seller has made any indemnity payment pursuant to this Section 6.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, then the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.

(c) Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Seller to the Indemnified Party on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(d) If for any reason the indemnification provided above in this Section 6.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Seller shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 6.1(a).

(e) The obligations of the Seller under this Section 6.1 shall survive the resignation or removal of the Trustee and the termination of this Agreement and the Indenture.

(f) Notwithstanding anything contained in this Section 6.1 or otherwise in this Agreement or in any other Transaction Document, the Seller shall not be liable to any Indemnified Party or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document entered into by the Seller.

(g) An Indemnified Party shall promptly notify the Seller if a claim is made by a third party with respect to this Agreement, and the Seller shall assume (with the consent of the Indemnified Party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld with respect to any claim, the Seller shall be relieved of its indemnification obligations hereunder with respect to such claim. The parties agree that the provisions of this Section 6.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Collateral Obligation. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Collateral Obligation.

Section 6.2 Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and customary obligations assumed by lenders in syndicated loans relating to indemnification of agents, workout expenses, and other reimbursable expenses for the preservation of collateral, the Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any Obligor under any of the Collateral Obligations is intended to be assumed by the Issuer, the Trustee or the Holders of Debt under or as a result of this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Trustee for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.2.

Section 6.3 Limitation on Liability.

Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Issuer (subject to the availability of funds in accordance with the Priority of Payments) for any liability or expense incurred by reason of the Issuer’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

ARTICLE VII

OPTIONAL PURCHASES

Section 7.1 Optional Purchases.

In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event as provided in Section 2.3, the Seller shall have the right, but not the obligation, with the consent of the Collateral Manager on behalf of the Issuer to purchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit and the conditions set forth in the Indenture. In the event of such a purchase, the Seller shall deposit in the Collection Account an amount equal to the amount determined pursuant to Section 2.1(b) for such Collateral Obligation (or applicable portion thereof) as of the date of such purchase. The Seller and the Issuer shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Seller and the Issuer (or the Collateral Manager on the Issuer’s behalf) in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligation (together with the property related thereto) that are being purchased and the release thereof from the Lien of the Indenture.

Section 7.2 Reassignment of Substituted Obligations.

Upon the Transfer Date related to a Collateral Obligation described in Section 2.3, the Issuer hereby assigns to the Seller all of the Issuer’s right, title and interest in the Conveyed Assets being purchased or substituted without recourse, representation or warranty. Such reassigned Collateral Obligation (together with the other Conveyed Assets related thereto) shall no longer thereafter be deemed a part of the Conveyed Assets.

Section 7.3 Repurchase and Substitution Limitations.

At all times, (i) the Aggregate Principal Balance of all Substituted Collateral Obligations owned by the Issuer at any time since the Closing Date plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Seller pursuant to its right of optional repurchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to (x) 20% of the Net Purchased Loan Balance in the aggregate and (y) 10% of the Net Purchased Loan Balance in the case of Defaulted Obligations or Credit Risk Obligations repurchased following a determination by the Collateral Manager that such Collateral Obligation would with the passage of time become a Defaulted Obligation; provided that clause (ii) above shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Seller in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Seller determines that such purchase is, in the commercially reasonable business judgment of the Seller, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation and (y) the Collateral Manager determines that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of the Indenture or the Collateral Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Seller pursuant to Section 12.1(d) of the Indenture. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit.”

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment.

(a) This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with prior written notice to the Trustee, but without consent of the Holders of Debt, to (i) cure any ambiguity or to correct or supplement any provisions herein, (ii) comply with any changes in the Code, (iii) enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act, (iv) enable the Issuer to comply with any applicable securities law (including the regulations implementing such laws), (v) conform this Agreement to the Offering Circular, (vi) evidence the succession of another Person to the Issuer or the Seller, as applicable, and the assumption by any such successor Person of the covenants of the Issuer or the Seller, as applicable, herein and (vii) make such other changes as the Issuer and the Seller deem appropriate and that do not materially and adversely affect the interests of any Holder of Debt as evidenced by a certificate of a Responsible Officer of the Collateral Manager or an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion). Any other amendment or waiver to this Agreement shall be subject to the consent of a Majority of the Controlling Class.

(b) Prior to the execution of any such amendment or waiver, the Issuer shall furnish to the Trustee and the Trustee shall furnish to each Rating Agency and, to the extent such amendment or waiver requires the consent of the applicable Holders of Debt, the applicable Holders of such Debt, written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c) Promptly after the execution of any such amendment or waiver, the Trustee shall furnish a copy of such amendment or waiver to each Rating Agency and to each Holder of Debt. It shall not be necessary for the consent of any Holders of Debt pursuant to Section 8.1(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Holders of Debt of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

(d) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon or be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, protections, indemnities, duties or immunities under this Agreement or otherwise.

(e) The Trustee, by its signature below, acknowledges and agrees to be bound by the provisions of this Section 8.1.

Section 8.2 Governing Law.

(a) This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3 Notices.

All notices, demands, certificates, requests, directions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Section 8.4 Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5 Third Party Beneficiaries.

The parties hereto hereby manifest their intent that except as otherwise expressly provided herein, no third party (other than the Trustee, on behalf of the Secured Parties) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors and issuers of Collateral Obligations are not third party beneficiaries of this Agreement.

Section 8.6 Counterparts.

This Agreement (and each amendment, modification, and waiver in respect thereof) may be executed by facsimile signature and in several counterparts (including by e-mail (.pdf) or facsimile transmission), each of which shall be an original and all of which shall together constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8.7 Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8 No Bankruptcy Petition; Disclaimer.

(a) The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture or, if longer, the applicable preference period then in effect plus one day, it will not institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any other jurisdiction.

(b) The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Trustee for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9 Jurisdiction.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Schedule 2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.10 No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

Section 8.11 Successors and Assigns; Assignment to Trustee.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the Issuer and the Seller hereby acknowledges that the Issuer’s Grant pursuant to the first Granting Clause of the Indenture includes all of the Issuer’s estate, right, title and interest in, to and under this Agreement; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights that may arise as a result of the Grant until the occurrence of an Event of Default under the Indenture and such authority shall terminate at such time, if any, as such Event of Default is cured or waived and, for the avoidance of doubt, the Issuer may exercise any of its rights under this Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by the Indenture), so long as an Event of Default has not occurred and is not continuing.

Section 8.12 Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Indenture.

Section 8.13 Limited Recourse.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Assets available at such time and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. The obligations of the Issuer and the Seller under this Agreement are solely the company or the limited liability company obligations of the Issuer and Seller, respectively. No recourse shall be had for the payment of any amount owing by the Issuer or Seller under this Agreement or for the payment by the Issuer or Seller of any fee in respect hereof or any other obligation or claim of or against the Issuer or Seller arising out of or based upon this Agreement, against any employee, officer, director, shareholder, partner, member or manager of the Issuer or Seller or of any Affiliate of such Person (other than the Seller or the Issuer, as applicable). The provisions of this Section 8.13 shall survive the termination of this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

STEPSTONE PRIVATE CREDIT FUND LLC, as the Seller

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

STEPSTONE CLO 2025-I LLC, as the Issuer

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

Signature Page to Master Loan Sale Agreement

Acknowledged and, solely with respect to Section 8.1, Agreed: UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as herein expressly provided, but solely as the Trustee

By:	/s/ Henry Brigham
Name: Henry Brigham
Title: Senior Vice President

Signature Page to Master Loan Sale Agreement

Acknowledged and Agreed: StepStone Private Credit Fund LLC, not in its individual capacity, except as herein expressly provided, but solely as the Collateral Manager

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

Signature Page to Master Loan Sale Agreement

SCHEDULE 1

INITIAL COLLATERAL OBLIGATIONS

I.	Initial Conveyed Assets:

See attached. [Intentionally Omitted]

II.	Conveyed Assets:

Assignments:

See attached. [Intentionally Omitted]

SCHEDULE 2

NOTICE INFORMATION

Seller:

StepStone Private Credit Fund LLC

c/o the BDC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

With a copy to pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

Issuer:

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

With a copy to pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

Collateral Manager:

StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

With a copy to pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

Trustee:

As set forth in Section 14.3 of the Indenture

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